UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2006

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St., Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 649-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As of August 1, 2006, Media General has signed agreements to sell all of the CBS stations that the company announced it planned to sell on April 6, 2006. On July 28, 2006, the Company issued a release announcing that it had reached a definitive agreement to divest KWCH in Wichita, Kansas, and its three satellite stations. On August 1, the Company issued two releases. The first announced it had reached a definitive agreement to divest WDEF in Chattanooga, Tennessee; the second announced a definitive agreement for the sale of KIMT in Mason City, Iowa, and WIAT in Birmingham, Alabama. Copies of these releases are furnished as Exhibits 99.1, 99.2, and 99.3. Total sales proceeds will approximate $130 million, plus working capital. Considering the tax deferral associated with the previously announced like-kind exchange structure, the Company currently anticipates using net proceeds of approximately $125 million to repay debt as the transactions close in the third or fourth quarter of 2006.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits

99.1	Press Release issued by MEDIA GENERAL, INC., July 28, 2006.
99.2	Press Release issued by MEDIA GENERAL, INC., August 1, 2006.
99.3	Press Release issued by MEDIA GENERAL, INC., August 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA GENERAL, INC. (Registrant)

Date August 1, 2006	/s/ John A. Schauss
John A. Schauss
Vice President - Finance
and Chief Financial Officer